SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 5(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 14, 2012

RESOURCE HOLDINGS, INC.

(Exact name of registrant as specified in Charter)

Nevada	000-53334	26-2809162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

11753 Willard Avenue
Tustin, CA 92782
(Address of Principal Executive Offices)

(714) 832-3249
(Registrant’s Telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Between March 2010 and April 2011, Resource Holdings, Inc. (the “Company”) issued 10% promissory notes, originally due November 30, 2010, in an aggregate principal amount of $1,000,000 to various accredited investors in private placement transactions. In December 2010, June 2011, and April 2012, the Company received amendments from each of the holders of the outstanding promissory notes, pursuant to which the maturity date of the promissory notes outstanding at such times was extended from November 30, 2010 to May 30, 2012.

Between May 2011 and July 2011, the Company issued 10% promissory notes due April 30, 2012 in an aggregate principal amount of $200,000. In addition, between July 2011 and September 2011, the Company issued 10% promissory notes due March 28, 2012 in an aggregate principal amount of $300,000. The promissory notes were issued to various accredited investors in private placement transactions. On April 5, 2012, the Company received amendments from each of the holders of such promissory notes, pursuant to which the maturity date of each promissory note was extended to May 30, 2012.

On June 14, 2012, the Company received additional amendments (the “Note Amendments”) from each of the holders of the Company’s outstanding promissory notes, pursuant to which the maturity date of each promissory note was further extended to September 30, 2012 and the interest rates on the promissory notes was increased from 10% per annum to 15% per annum effective May 31, 2012.

The foregoing description of the Note Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Amendment No. 2, Form of Amendment No. 3 and Form of Amendment No. 4 to the promissory notes of the Company, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.	Description

10.1	Form of Amendment No. 2 to Promissory Note of the Company.
10.2	Form of Amendment No. 3 to Promissory Note of the Company.
10.3	Form of Amendment No. 4 to Promissory Note of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resource Holdings, Inc.

By:	/s/ Michael Campbell
Michael Campbell
Chief Executive Officer and President

Dated:  June 15, 2012